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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), dated as of May 1, 2006, by and among HeartWare, Inc., a Delaware corporation (the "Company"), having its principal offices at 3351 Executive Way, Miramar, Florida 33025-3935, and David McIntyre, an individual with an address at 978 Forest Road, Lugarno, New South Wales, Australia 2210 (the "Executive"), and HeartWare Limited, an Australian corporation and the owner of all of the issued and outstanding voting stock of the Company (the "Parent").

                                    RECITALS

     A. The Executive has served as the Chief Financial Officer and Company Secretary of the Parent pursuant to a service agreement, dated on or about February 2005, between them ("Parent Agreement"); and

     B. At the request of the Parent and the Company, the Executive has agreed to relocate to Florida, and the Company wishes to hire the Executive to serve as its Chief Financial Officer; and

     C. The Executive agrees to be so employed upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, agree as follows:

     1. Employment, Duties and Acceptance.

          (a) The Company employs the Executive to render exclusive and full-time services as the Chief Financial Officer of the Company and, in connection therewith, to perform such duties as are customarily assigned to individuals serving in such positions and such other duties as the Executive shall reasonably be directed to perform by the President of the Company. The Executive shall report directly to the President of the Company. Notwithstanding the foregoing, the Executive shall continue to serve as the Chief Financial Officer and Company Secretary of the Parent.

          (b) The Executive accepts such employment and shall render the services referred to above. The Executive shall devote his full working time and energies (excluding his services on behalf of the Parent as well as periods of vacation and sick leave to which he is entitled) to the business and affairs of the Company and agrees to use his best efforts, skills and abilities to promote the Company's interests. Notwithstanding the foregoing, the Executive may devote such reasonable time as may be necessary, to the extent that it does not interfere with the performance of his duties and responsibilities hereunder, to (i) participate in charitable, civic, educational, professional or community affairs or serve on the board of directors or advisory committees of non-profit entities; and (ii) manage his private investments. The Executive shall not serve on the board of

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     directors or advisory committees of for profit entities or engage in any consulting activity without the prior written consent of the Board of Directors of the Company (the "Board").

          (c) The Executive and the Parent acknowledge that the Parent Agreement, including all accrued benefits (e.g., annual leave), shall be "frozen" for the duration of the Executive's employment with the Company and shall, except in the case of termination for Cause (as defined below) or the Executive's voluntary termination with the Parent and the Company, recommence on termination of the Executive's employment with the Company. In the event that the Executive's employment with the Company is terminated for whatever reason and the Executive does not recommence his employment with the Parent for whatever reason, then the Parent will immediately pay to the Executive all accrued entitlements and related benefits under the Parent Agreement. For the avoidance of the doubt, nothing in this Agreement shall effect the Executive's rights and entitlements to share options that have been provided to the Executive under the Company's Employee Share Option Plan (as at the date of this Agreement).

     2. Compensation and Benefits. Subject to the Executive's reasonable adherence to all of his responsibilities under this Agreement and all other written agreements with the Company, the Executive shall be entitled to receive the following compensation and benefits during his employment with the Company:

          (a) As compensation for all services to be rendered to the Company by the Executive, the Company shall pay the Executive a salary at a rate of $225,000 per annum together with a relocation allowance of $108,000 per annum. The salary component shall be reviewed by the Company at least annually and for the purposes of this Agreement, the higher of the above salary amount and the reviewed salary amount (if any), together with the above relocation allowance, shall be referred to as the "Base Salary". The Base Salary shall not be subject to reduction without the written consent of the Executive, except that if the Board reduces the salary of all senior managers of the Company, the Base Salary shall be reduced by the same percentage as the percentage reduction in salary of such senior managers.

          (b) The Executive shall be eligible to receive an annual bonus with respect to each fiscal year of the Company while this Agreement is in effect, subject to the attainment of objective performance goals and other criteria, as determined by the Board in its sole discretion, and approved by the Nomination and Remuneration Committee of the Parent.

          (c) All such compensation shall be payable in accordance with the payroll and bonus policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations.

          (d) The Executive shall be permitted during his employment, if and to the extent eligible, to participate in all group insurance programs and other fringe benefit plans that the Company shall make available to its executive employees.


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          (e) The Executive shall be entitled to four (4) weeks of vacation annually. Vacation time shall accrue pro-rata and otherwise in accordance with the Company's vacation policies as in effect from time to time.

          (f) Subject to such policies as may from time to time be established by the Company, the Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive in the course of performing his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

     3. Relocation Expenses.

          (a) At the request of the Company and with the consent of the Parent, the Executive and his family are relocating to Miramar, Florida or a reasonably proximate city or town. The Company shall provide the "Relocation Benefits" (as defined below) for the Executive and his family to relocate from Sydney to Miramar, Florida.

          (b) For the purposes of this Agreement, "Relocation Benefits" means relocation benefits in accordance with the Heartware International Relocation Policy which is annexed as Exhibit B to this Agreement.

          (c) The Company shall provide the Executive with the Relocation Benefits for the Executive and his family to relocate from the United States of America to Sydney Australia, unless the Executive accepts a new position with another employer that covers his relocation expenses, in which case the Company shall pay to the Executive the excess of the Relocation Benefits over the expenses actually paid by such new employer:

               (i) if the Company terminates the employment of the Executive at any time for any reason other than for "Cause" (as defined below); or

               (ii) if the Executive terminates his employment for any reason after the expiration of a period of two (2) years from the date of this agreement; or

               (iii) if the Executive terminates his employment for any reason after a "Change of Control" (as defined below) occurs; or

               (iv) if the Executive terminates his employment for "Good Reason"
                    (as defined below).

          (d) The Relocation Benefits referred to in (c) above shall not be less than the amounts agreed to be paid by the Company in relation to the relocation referred to at (a) above.

          (e) The Relocation Benefits payable pursuant to the above shall be paid prior to the relocation of the Executive and his family.


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          (f) In addition to the above, the Company shall, at its expense, provide the Executive and his family with a return trip to Sydney, Australia on completion of each year of service with the Company under this Agreement.

     4. Employment at Will.

          (a) This Agreement describes the compensation and benefits that the Executive is entitled to receive for so long as he remains employed by the Company, but is not a guarantee of employment for any particular period of time. At all times the Executive will remain an employee at will, and he and the Company are free to terminate his employment at any time for any reason. Except as otherwise set forth in this Section 4 and in Section 3 above, should the Executive's employment with the Company terminate for any reason, he shall be entitled to receive only the pro rata portion of his Base Salary through the date of such termination, together with such other compensation or benefits to which the Executive may be entitled by law or under the terms of the Company's compensation and benefit plans then in effect.

          (b) In addition to the above, the Company shall pay the Executive a severance payment equal to six (6) months' salary calculated using the Base Salary ("Severance Payment") if:

               (i) the Company terminates the employment of the Executive for any reason other than for Cause; or

               (ii) the Executive terminates his employment for Good Reason (as defined below).

          (c) The Company shall pay the Executive a further severance payment equal to 50% of the Severance Payment if:

               (i) the termination of the employment of the Executive by the Company occurs following a Change of Control; and

               (ii) the Company did not give the Executive three (3) months notice of termination of the employment of the Executive.

          (d) The amounts payable pursuant to (b) and (c) above shall be paid to the Executive:

               (i) within two (2) weeks of the effective date of such termination less withholdings as required by law; and

               (ii) subject to the Executive executing and delivering to the
                    Company a general release and waiver (in a form reasonably satisfactory to the


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                    Company) of all claims against the Company, the Parent, any subsidiaries and their respective shareholders, officers and directors.

          (e) Notwithstanding anything to the contrary in this Section 4, in no event shall any amounts under Section 4(b) or (c) be payable to the Executive if he is terminated for Cause.

          (f) As used in this Agreement, the following terms shall mean:

          1. "Cause" shall mean any of (A) a material breach by the Executive of his obligations under this Agreement or any other written agreement between the Executive and the Company, including the Proprietary Information Agreement (as defined in Section 5 below); (B) the willful neglect by the Executive of the duties he is expected to perform hereunder; (C) the commission by the Executive of an act of fraud, embezzlement, material misrepresentation or theft, or other act of moral turpitude; (D) conviction of, or the Executive's written admission to, a felony, or (E) any willful misconduct or any willful act or omission that is materially injurious to the financial condition or business reputation of the Company; provided, however, that in the event of a potential termination for any Cause specified in clauses (A), (B) or (E) above, such termination shall not be effective unless the Executive shall have received notice from the Company setting forth in reasonable detail the basis of the proposed termination and the Executive shall have been provided a period of ten
          (10) business days from receipt of such notice to cure or correct the conduct (if it is reasonably susceptible of cure or correction) giving rise to such potential termination.

          2. "Change in Control Transaction" means the occurrence in a single transaction or in a series of related transactions of any one or more of the following events:

          - any person (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) becomes the owner, directly or indirectly, of securities of the Company or the Parent representing more than fifty percent (50%) of the combined voting power of the Company's or the Parent's (as the case may be) then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

          - there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and / or the Parent and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company or the Parent (as the case may be) immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, provided, however, that any merger,


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               consolidation or similar transaction undertaken by the Company or the Parent in connection with or in contemplation of a Public Offering shall not be deemed a Change in Control Transaction hereunder; or

          - there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and / or the Parent and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and / or the Parent and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

          3. "Good Reason" shall mean a termination by the Executive, upon thirty (30) days' prior written notice to the Company (the "Termination Notice") stating in reasonable detail the basis for his termination as a result of (1) the Executive's duties and/or responsibilities being so materially diminished that they are no longer consistent with the duties and/or responsibilities of the Chief Financial Officer and Company Secretary of the Parent and the Company, unless the Executive consents to such diminution in duties and/or responsibilities in writing, or (2) a material reduction of the Executive's Base Salary; provided, however, that if, during such thirty (30) day notice period, the Company restores the Executive's title or duties and responsibilities to the level required by this
          Section 4(f).3, then the Executive's Termination Notice shall not be effective; and provided, further that it shall be a condition to the effectiveness of a termination for Good Reason that the Company receive a Termination Notice from the Executive with the time frame set forth above.

     5. Proprietary Information Agreement. Concurrently with the execution and delivery of this Agreement, the Executive shall execute and deliver to the Company a copy of its standard form of Proprietary Information, Confidentiality and Inventions Assignment Agreement, in the form attached hereto as Exhibit A (the "Proprietary Information Agreement").

     6. Non-Disparagement. The Executive agrees not to take any action or make any statement, written or oral, that disparages the Company or the Parent or any of their respective shareholders, directors, officers, employees or agents, or that has the intended or foreseeable effect of harming the reputation of the Company or the Parent or the personal or business reputation of any of the directors, officers, employees or agents of the Company or the Parent.

     7. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and the Proprietary Information Agreement and to perform all of the obligations on his part to be performed hereunder and thereunder in accordance with their respective terms, and that he is not a party to any agreement or understanding, written or oral, that could prevent him from entering


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into this Agreement or the Proprietary Information Agreement or performing all of his obligations hereunder and thereunder.

     8. General Provisions.

          (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions or any part hereof.

          (b) Interpretation. The singular includes the plural, and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to conflict of laws rules.

          (d) Dispute Resolution. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration administered by JAMS/ENDISPUTE under its Streamlined Arbitration Rules & Procedures (the "Rules"). An arbitration may be initiated by either party by sending a written demand for arbitration to the other party, specifying in reasonable detail the matter in dispute and requesting the appointment of an arbitrator, who shall be selected by the parties or, if they are unable to agree on such selection within 10 days after commencement of the arbitration, shall be made in accordance with the Rules. The situs of the arbitration will be Miami, Florida. Any judgment reached by the arbitrator shall be final and binding on the Company and the Executive, and may be entered in any court of competent jurisdiction.

          (e) Enforcement. The Executive recognizes and agrees that enforcement of this Agreement and the Proprietary Information Agreement is necessary to ensure the preservation, protection and continuity of the business, confidential and proprietary information and goodwill of the Company, and accordingly agrees that the covenants, agreements and restrictions set forth herein are reasonable as to time and scope. The Executive also acknowledges and agrees that any actual or threatened breach by the Executive of this Agreement would result in irreparable damage to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, the Executive agrees that in the event of any such breach, the Company shall have, in addition to any and all remedies of law, the right to have the provisions of this Agreement and the Proprietary Information Agreement specifically enforced and to obtain injunctive and other equitable relief to enforce the provisions of this Agreement. Each of the undertakings of the Executive set forth in this Agreement shall be construed as independent covenants and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not


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     constitute a defense to the enforcement by the Company of the restrictions imposed on the Executive by, and the undertakings of the Executive set forth in, this Agreement.

          (f) Entire Agreement; No Representations. Except as provided above, this Agreement constitutes the entire agreement between the Executive and the Company or the Parent concerning the terms and conditions of the Executive's employment with the Company, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Executive and the Company or the Parent Agreement.

          (g) Consultation with Counsel; No Representations. The Executive acknowledges and agrees that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any warranties, representations or promises to the Executive regarding the meaning or implication of any provision of this Agreement, other than as stated herein or therein.

          (h) Modification; Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and the Company. The failure of either party at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

          (i) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns and to the benefit of the Company's directors, officers, employees and agents, provided that the Executive may not assign this Agreement or any of his rights hereunder to any other person.

          (j) Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (including by any commercial courier service) or five (5) days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, to a party at his or its address set forth at the beginning of this Agreement or such other address as either party may furnish to the other by notice in writing, except that notices of change of address shall be effective only upon receipt.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written.

                                        EXECUTIVE:


                                        /s/ David McIntyre
                                        ----------------------------------------
                                        David McIntyre


                                        COMPANY:

                                        HEARTWARE, INC.


                                        By: /s/ Stuart McConchie
                                            ------------------------------------
                                            President and CEO


                                        PARENT:

                                        HEARTWARE LIMITED


                                        By: /s/ Stuart McConchie
                                            ------------------------------------
                                        Name: Stuart McConchie
                                        Title:
                                               ---------------------------------


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